                                                                   EXHIBIT 10.28

                             EMPLOYMENT AGREEMENT
                             --------------------


     AGREEMENT by and between Interplay Productions, Inc., a California corporation (the "Company"), and Dick Lehrberg (the "Executive"), dated as of the 28th day of March 1994.
    ----        -----

     WHEREAS, the Company and its controlling stockholder have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with MCA INC., a Delaware corporation ("MCA"), pursuant to which MCA will purchase shares of stock of the Company from the Company and from such stockholder (the "Stock Purchase"); and

     WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will continue to be employed by the Company after the Stock Purchase; and

     WHEREAS, it is a condition to the obligation of MCA to consummate the Stock Purchase that the Executive and the Company enter into this Agreement;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Employment Period.  The Company shall employ the Executive, and the
         -----------------
Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on the date of consummation of the Stock Purchase and ending on the fifth anniversary of such date (the "Employment Period").

     2.  Position and Duties.
         -------------------

         (a) During the Employment Period, the Executive shall be employed by the Company as Executive Vice President, with such duties and responsibilities as may be determined by the Board of Directors of the Company (the "Board").

         (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full business attention and time to the business and affairs of the Company, using the Executive's reasonable best efforts to carry out faithfully and efficiently the responsibilities assigned to the Executive under this Agreement. It shall not be considered a violation of the foregoing for the Executive to (i) serve on corporate boards with the approval of the Company,
(ii) serve on civic or charitable boards or committees, (iii) deliver lectures or fulfill speaking engagements and (iv) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities under this Agreement or otherwise violate the terms of this Agreement.

         (c) The Executive's services shall be performed primarily at the location specified on Schedule A. Travel in connection with the business of the Company may be reasonably requested from time to time by the Board.

     3.    Compensation.
           ------------

           (a)    Base Salary.  During the Employment Period, the Executive
                  -----------
shall receive an annual base salary (the "Annual Base Salary") in an amount not less than $200,000, payable in accordance with the Company's payroll practices for executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. [The Annual Base Salary shall not be reduced after any such increase, unless the annual base salaries of all executives of the Company are proportionately reduced, and in any event shall not be reduced below the amount specified in the first sentence of this paragraph.] After any such increase (or decrease), the term "Annual Base Salary" shall refer to the Annual Base Salary as so increased (or decreased).

           (b)    Annual Bonus.  In addition to the Annual Base Salary, the
                  ------------
Executive shall be eligible to receive annual bonuses (each, an "Annual Bonus") at the discretion of the Board. Notwithstanding the foregoing, the Executive shall receive an annual bonus for each year in which the Company earns profits in excess of $622,000 in an amount not less than ten percent (10%) of the amount by which the Company's profits exceed $622,000, but in no event shall such bonus be greater than $134,000. If the Executive becomes deceased or suffers a Disability (as defined in Section 4(a) of this Agreement) during a year in which he would have received a bonus based on the annual profits of the Company, the Executive, or the Executive's estate if the Executive is deceased, shall be entitled to an amount equal to the bonus the Executive would have received multiplied by a fraction, the numerator of which is the number of days in that year prior to Executive's death or Disability and the denominator of which is the total number of days in that year (365 or 366).

           (c)    Other Benefits.  The Executive shall be entitled to
                  --------------
participate in any of the Company's medical, dental or other benefit plans approved by the Board.

           (d)    Expenses.  During the Employment Period, the Executive shall
                  --------
be entitled to receive prompt reimbursement for all normal and customary expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

           (e)     Fringe Benefits.  During the Employment Period, the Executive
                   ---------------
shall be entitled to the fringe benefits approved from time to time by the Board.

           (f)    Vacation.  During the Employment Period, the Executive Shall
                  --------
be entitled to vacations in accordance with Company policies then in effect.

      4.    Termination of Employment.
            -------------------------

            (a) Death or Disability. The Executive's employment shall terminate
                -------------------
automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has failed, over a period of 180 consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and reasonably acceptable to the Executive or the

Executive's legal representative, has determined that the Executive's incapacity constitutes a disability for purposes of the Company's long-term disability insurance coverage. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective upon receipt of such notice by the Executive (the "Disability Effective Date").

        (b)   By the Company
              --------------

              (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" shall mean (A) fraud, embezzlement or willful misconduct materially injurious to the Company on the part of the Executive, (B) the Executive's (x) persistent and continued failure to substantially perform his material duties for the Company when and to the extent reasonably requested by the Board to do so and (y) failure to correct same within thirty (30) days after notice from the Board requesting the Executive to do so (it being understood that this standard is intended to assure the Company of the reasonable attendance, efforts and good faith business attention of the Executive to his duties on behalf of the Company, but may not be relied upon by the Company to terminate the Executive based upon the operating performance of the Company), or (C) the Executive's breach of any material provision of this Agreement, which breach has not been cured in all material respects within thirty (30) days after notice of such breach is given to the Executive by the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board or the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The Executive shall not be deemed to have been terminated for Cause unless such notice is accompanied by a copy of a resolution duly adopted by the Board to such effect.

              (ii) A termination of the Executive's employment by the Company without Cause shall be effected by giving the Executive written notice of the termination.

        (c) Good Reason
            -----------

              (i) The Executive may terminate employment for Good Reason. "Good Reason" means:

                   (A) the assignment to the Executive of duties inconsistent in any material respect with paragraph (a) of Section 2 of this Agreement, other than actions that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

                   (B) any failure by the Company to comply with any provision of Section 3 of this Agreement other than failures that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

                   (C) any requirement by the Company that the Executive's services be rendered primarily at a location or locations not complying with the provisions of paragraph (c) of Section 2 of this Agreement; or

             (D) any failure by the Company to require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place.

         (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the tenth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given); provided, that such a termination of employment shall not become effective if the Company shall have previously corrected to the reasonable satisfaction of the Executive the circumstance giving rise to the Notice of Termination.

         (d)    Date of Termination.  The "Date of Termination" means the date
                -------------------
of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, or the date on which the Company gives the Executive notice of a termination of employment without Cause, as the case may be.

     5.    Obligations of the Company upon Termination.
           -------------------------------------------

           (a) Death, Disability, Cause. If, during the Employment Period, the
               ------------------------
Executive's employment is terminated because of death, Disability or for Cause, then except as provided in Section 8 and Section 3(b), the Executive shall not be entitled to any compensation provided for under this agreement, other than Annual Base Salary through the effective date of any such termination or resignation, benefits under the long-term disability insurance coverage in the case of termination because of Disability, and (without limiting the provisions of Section 6 hereof) vested benefits, if any, required to be paid or provided by law.

           (b) Without Cause; Good Reason. If, during the Employment Period, the
               --------------------------
Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any compensation provided for under this Agreement except as set forth in the following sentence. For the remainder of the Employment Period, the Executive shall continue to be considered an employee of the Company, and the Company (i) shall continue to pay the Executive for and with respect to the unexpired portion of the Employment Period (in the same manner as specified herein) (A) an amount equal to [one hundred and fifty percent (150%)] of his Annual Base Salary and (B) an amount equal to [seventy-five percent (75%)] of the Executive's Imputed Annual Bonuses and (ii) shall continue during the unexpired portion of the Employment Period the welfare benefits set forth in Section 3 (in the same manner as specified herein); provided that (x) if any such benefits cannot be provided under the terms of the applicable plans or applicable law, the Company shall provide the Executive with substitute benefits that are comparable and equal in value to such benefits, and (y) during any period when the Executive is eligible to receive any such benefits under another employer-provided plan, the benefits provided by the Company under this paragraph may be secondary to those provided under such other plan. As used herein, "Imputed Annual Bonuses" shall mean the "target" bonuses or similar amounts under any Company bonus plan then in effect approved by the Board that the Executive would have received had he not been terminated.

     6. Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
        -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to paragraph (f) of Section 10, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

     7. No Mitigation or Reduction.  In no event shall the Executive be
        --------------------------
obligated to seek other employment or take any other action by way of mitigation of the amount payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

     8.  Confidential Information; Other Covenants.
         -----------------------------------------

         (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its businesses that the Executive has obtained during the Executive's employment by the Company and that is not public knowledge (other than as a result of the Executive's violation of this paragraph
(a) of Section 8) ("Confidential Information"), unless disclosure of such information is required by court order. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

         (b) During the full original term of this Employment Period, except as otherwise provided in paragraph (d) of this Section 8, the Executive shall not, without the prior written consent of the Board, engage in or become associated with a Prohibited Activity. For purposes of this paragraph (b) of Section 8:
(i) a "Prohibited Activity" means any business or other endeavor that engages in the interactive entertainment or educational software business in which the Company is at the date hereof, or at any time during the Employment Period, engaged in the United States (including Puerto Rico); and (ii) except as provided on Schedule A, the Executive shall be considered to have become "associated with a Prohibited Activity" if he becomes directly or indirectly involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, lender, or in any other capacity with any individual, partnership, corporation or other organization that is engaged in an Prohibited Activity. Notwithstanding the foregoing: (i) the Executive may make and retain investments during the Employment Period in not more than five percent (5%) of the equity of any entity engaged in a Prohibited Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market; and (ii) if the Executive's employment is terminated because of Disability, the provisions of this paragraph (b) of Section 8 shall only apply if, following notice from the Executive that his disability has ended and that he intends to seek employment in a Prohibited Activity, the

Company commences payment and continues to pay from the date of such notice throughout the remainder of the Employment Period the compensation and benefits provided for hereunder in respect of such remaining term.

         (c) The Executive agrees that he will not, at any time during the full original term of the Employment Period, without the prior written consent of the Company, whether directly or indirectly, solicit the employment of, whether as an employee, officer, director, agent, consultant or independent contractor, any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Company or any of its affiliates.

         (d) The Executive acknowledges and agrees that the Company's remedy at law for any breach of the Executive's obligations under this Section 8 would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of such Section without the necessity of proof of actual damage. With respect to any provision of this Section 8 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination.

     9.  Successors.
         ----------

         (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     10. Miscellaneous.
         -------------

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, terminated or waived except with the prior written consent of MCA, and then only by a written agreement executed by the parties hereto or their respective successors and legal representatives. MCA is intended to be and shall be a third-party beneficiary of the preceding sentence.

         (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
     -------------------

     Dick Lehrberg
     1085 University Avenue
     Palo Alto, California  94301

     If to the Company:
     -----------------

     Interplay Productions, Inc.
     17922 Fitch Avenue
     Irvine, CA  92714

             Attention:  Chuck Camps

     With a copy to:
     --------------

     MCA INC.
     100 Universal City Plaza
     Universal City, CA  91608

             Attention:  Charles S. Paul

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 10. Notices and communications shall be effective when actually received by the addressee.

             (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

             (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

             (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement except to the extent any other party hereto is materially prejudged by such failure.

             (f) The Executive and the Company acknowledges that this Agreement supersedes any other agreement between them concerning the subject matter hereof. Notwithstanding the foregoing, the provisions of the Executive's Employment Agreement with the Company, dated December 11, 1991 and amended March 30, 1992 (the "Old Agreement") under which the Executive is entitled to receive securities of the Company shall remain in full force and effect. Specifically, the Company acknowledges that Executive owns options to purchase, in the aggregate, 861,156 shares of common stock of the Company (prior to the closing of the transactions with MCA pursuant to the Stock Purchase Agreement).
Further, notwithstanding anything stated to the contrary in this Agreement, the Executive shall be entitled to the same disability insurance as he was entitled to under the Old Agreement.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                        /s/ Dick Lehrberg
                                       --------------------------
                                       DICK LEHRBERG


                                       INTERPLAY PRODUCTIONS, INC.


                                       By: /s/ Brian Fargo
                                           -----------------------

                                  SCHEDULE A
                                      TO
                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                    DICK LEHRBERG AND INTERPLAY PRODUCTIONS

    This Executive's services shall be performed in Palo Alto, California.

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement ("First Amendment") dated as of the 2nd day of March, 1998, is made and entered into by INTERPLAY PRODUCTIONS, a California corporation (the "Company"), DICK LEHRBERG (the "Executive"), and UNIVERSAL STUDIOS, INC., a Delaware corporation formerly known as MCA, INC. ("Universal").

     WHEREAS, Executive is presently employed by the Company pursuant to a written Employment Agreement ("Employment Agreement") dated as of March 28, 1994; and

     WHEREAS, the parties desire to amend the Employment Agreement to reflect certain new terms for Executive's continued employment, while leaving all remaining terms of the Employment Agreement in effect;

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. Section 3(b) of the Employment Agreement concerning Executive's Annual Bonus is hereby amended to read as follows:

               (b)  Annual Bonus.  In addition to the Annual Base Salary,
                    ------------
     the Executive shall be eligible to receive annual bonuses (each, an "Annual Bonus") based on achievement of goals and objectives to be mutually agreed upon by Executive and the Company, up to a maximum of One Hundred Thirty-Four Thousand Dollars ($134,000) per year.

     2. In all other respects, the Employment Agreement shall remain in full force and effect according to its terms, except as so amended.


     IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed on their behalf as of the date and year first written above.

/s/ RICHARD S.F. LEHRBERG
---------------------------------------------------
DICK LEHRBERG


/s/ BRIAN FARGO
---------------------------------------------------
INTERPLAY PRODUCTIONS


/s/ BRIAN MULLIGAN
---------------------------------------------------
UNIVERSAL STUDIOS, INC., formerly known as MCA, INC